SMITH BARNEY INVESTMENT TRUST
                 SMITH BARNEY MID CAP CORE FUND


        December 1, 2001 through August 31, 2002

                      Trade                                              % of

Issuer                 Date     Selling Dealer         Amount  Price Issue(1)

Aramark Corp.       12/10/01   Goldman, Sachs & Co.   $96,350 $23.000 0.33%A

Om Group             1/17/02   CS First Boston Corp.   62,450   1.860 1.86B

Alcon Inc.           3/20/02 Bank of America Securities $82,500
                             SG Cowen Securities Corp.   990,000
                             CS First Boston Corp.       1,558,590
                             Lehman Brothers Inc.        82,500
                             UBS Warburg LLC             165,000
                                                     2,878,590  33.00 1.06%C
LeapFrog            7/24/02  Merrill Lynch        236,450     13.00   2.78%D
Entertainment


(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principal amount of the offering.

A - Includes purchases of $83,950 by other Smith Barney Mutual Funds.
B - Includes purchases of $150,450 by other Smith Barney Mutual Funds.
C - Includes purchases of $21,541,410 by other Smith Barney Mutual Funds.
D - Includes purchases of $176,150 shares by other Smith Barney Mutual Funds.